EXHIBIT 4.5


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                             SUPPLEMENTAL INDENTURE


                                     BETWEEN


                                TOSCO CORPORATION


                                       AND


                       STATE STREET BANK AND TRUST COMPANY


                          DATED AS OF DECEMBER 13, 1996

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                                TABLE OF CONTENTS

                                                                          PAGE

                                    ARTICLE I
                AMENDMENTS TO THE INDENTURE; DEFINITION OF TERMS

SECTION  1.1  Amendment to Section 1.1 of the Indenture......................2

SECTION  1.2  Amendment to Section 2.7 of the Indenture......................7

SECTION  1.3  Amendment to Article III of the Indenture......................8

SECTION  1.4  Amendment to Section 5.1 of the Indenture.....................10

SECTION  1.5  Amendment to Section 5.9 of the Indenture.....................11

SECTION  1.6  Defined Terms.................................................12

                                   ARTICLE II
           GENERAL TERMS AND CONDITIONS OF THE CONVERTIBLE DEBENTURES

SECTION  2.1  Designation and Principal Amount..............................13

SECTION  2.2  Maturity......................................................13

SECTION  2.3  Form and Payment..............................................13

SECTION  2.4  Exchange and Registration of Transfer of Convertible
              Debentures; Restrictions on Transfers; Depositary.............14

SECTION  2.5  Interest......................................................18

SECTION  2.6  No Satisfaction and Discharge.................................19

                                   ARTICLE III
                    REDEMPTION OF THE CONVERTIBLE DEBENTURES

SECTION  3.1  Special Event Redemption.....................................19
SECTION  3.2  Optional Redemption by Company...............................20
SECTION  3.3  No Sinking Fund..............................................22

                                   ARTICLE IV
                      EXTENSION OF INTEREST PAYMENT PERIOD

SECTION  4.1  Extension of Interest Payment Period.........................22
SECTION  4.2  Notice of Extension..........................................23
SECTION  4.3  Limitation of Transactions...................................23

                                    ARTICLE V
                                    EXPENSES

SECTION  5.1  Payment of Expenses..........................................24
SECTION  5.2  Payment Upon Resignation or Removal..........................24

                                   ARTICLE VI
                      CONVERSION OF CONVERTIBLE DEBENTURES

SECTION  6.1  Conversion Rights............................................25
SECTION  6.2  Conversion Procedures........................................25
SECTION  6.3  Conversion Price Adjustments.................................27
SECTION  6.4  Merger, Consolidation or Sale of Assets......................32
SECTION  6.5  Notice of Adjustments of Conversion Price....................34
SECTION  6.6  Prior Notice of Certain Events...............................34
SECTION  6.7  Certain Additional Rights....................................35
SECTION  6.8  Trustee Not Responsible for Determining
               Conversion Price or Adjustments.............................36
SECTION  6.9  Reservation of Shares of Common Stock........................36
SECTION  6.10 Payment of Certain Taxes upon Conversion.....................37
SECTION  6.11 Nonassessability.............................................37

                                   ARTICLE VII
                    ORIGINAL ISSUE OF CONVERTIBLE DEBENTURES

SECTION  7.1  Original Issue of Convertible Debentures.....................37

                                  ARTICLE VIII
                     SUBORDINATION OF CONVERTIBLE DEBENTURES

SECTION  8.1  Convertible Debentures Subordinate to Senior Indebtedness....37
SECTION  8.2  Payment Over of Proceeds upon Dissolution, Etc...............38
SECTION  8.3  Prior Payment to Senior Indebtedness upon Acceleration of
               Convertible Debentures......................................39
SECTION  8.4  No Payment When Senior Indebtedness in Default...............39
SECTION  8.5  Payment Permitted in Certain Situations......................40
SECTION  8.6  Subrogation to Rights of Holders of Senior Indebtedness......40
SECTION  8.7  Provisions Solely to Define Relative Rights..................41
SECTION  8.8  Trustee to Effectuate Subordination..........................41
SECTION  8.9  No Waiver of Subordination Provisions........................41
SECTION  8.10 Notice to Trustee............................................42
SECTION  8.11 Reliance on Judicial Order or Certificate of Liquidating
               Agent.......................................................42
SECTION  8.12 Trustee Not Fiduciary for Holders of Senior Indebtedness.....43
SECTION  8.13 Rights of Trustee as Holder of Senior Indebtedness;
               Preservation of Trustees Rights.............................43
SECTION  8.14 Article Applicable to Paying Agents..........................43
SECTION  8.15 Certain Conversions Deemed Payment...........................43

                                   ARTICLE IX
                                  MISCELLANEOUS

SECTION  9.1  Conflict of Any Provision of Indenture with Trust Indenture
               Act of 1939.................................................44
SECTION  9.2  New York Law to Govern.......................................44
SECTION  9.3  Counterparts.................................................44
SECTION  9.4  Effect of Headings...........................................45
SECTION  9.5  Severability of Provisions...................................45
SECTION  9.6  Successors and Assigns.......................................45
SECTION  9.7  Benefit of Supplemental Indenture............................45
SECTION  9.8  Acceptance by Trustee........................................45
SECTION  9.9  Ratification of Indenture; Supplemental Indenture
               Controls; Scope of Supplemental Indenture...................45

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                             SUPPLEMENTAL INDENTURE

         SUPPLEMENTAL INDENTURE dated as of December 13, 1996 (the "Supplemental Indenture", to the Indenture, dated as of May 1, 1996 (the "Indenture", between TOSCO CORPORATION, a Nevada corporation (hereinafter called the "Company", and STATE STREET BANK AND TRUST COMPANY, a trust company organized under the laws of the Commonwealth of Massachusetts (hereinafter called the "Trustee".

                             RECITALS OF THE COMPANY

         WHEREAS, the Company has duly authorized the execution and delivery of the Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (hereinafter called the "Securities" to be issued in one or more series, as in the Indenture provided;

         WHEREAS, the Company desires and has requested the Trustee to join it in the execution and delivery of this Supplemental Indenture in order to establish and provide for the issuance by the Company of a series of Securities designated as its 5:% Convertible Junior Subordinated Debentures (the "Convertible Debentures", a specimen copy of which is attached hereto as Exhibit A, on the terms set forth herein;

         WHEREAS, Tosco Financing Trust, a Delaware statutory business trust ("Tosco Trust or the "Trust", has offered to Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Furman Selz LLC (the "Initial Purchasers" in a private placement $265,000,000 ($300,000,000 if the Initial Purchasers over-allotment option is exercised) aggregate liquidation amount of its 5:% Trust Convertible Preferred Securities (the "Convertible Preferred Securities", representing undivided beneficial interests in the assets of the Trust, and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Company of $7,950,000 ($9,000,000 if the Initial Purchasers option is exercised) aggregate liquidation amount of its Common Securities, in $272,950,000 ($309,000,000 if the Initial Purchasers over-allotment option is exercised) aggregate principal amount of the Convertible Debentures; and

         WHEREAS, Section 8.1 of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any holder of any Securities to, inter alia, (a) establish the terms of any Securities as permitted by Sections 2.1 and 2.3 of the Indenture, provided certain conditions are met, (b) add to the covenants of the Company and (c) change certain provisions of the Indenture when there is no Outstanding Security of any Series under the Indenture;

         WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and

         WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done.

         NOW, THEREFORE:

         There is hereby established a series (as that term is used in Section
2.3 of the Indenture) of Securities to be issued under the Indenture, which series of Securities shall have the terms set forth herein and in the Convertible Debentures, and in consideration of the premises and the purchase and acceptance of the Convertible Debentures by the holders thereof, the Company mutually covenants and agrees with the Trustee, for the equal and proportionate benefit of all holders of the Convertible Debentures, that the Indenture is supplemented and amended, to the extent and for the purposes expressed herein, as follows:

                                   ARTICLE 1.

                AMENDMENTS TO THE INDENTURE; DEFINITION OF TERMS

SECTION  1.1.  Amendment to Section 1.1 of the Indenture

         Section 1.1 of the Indenture is hereby amended by adding the following definitions in their proper alphabetical order:

         "Additional Interest" shall have the meaning set forth in
Section 2.5(c).

         "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

         "Applicable Price" means (i) in the event of a Non-Stock Fundamental Change in which the holders of the Common Stock receive only cash, the amount of cash received by a holder of one share of Common Stock and (ii) in the event of any other Fundamental Change, the average of the daily Closing Price for one share of Common Stock during the 10 Trading Days immediately prior to the record date for the determination of the holders of Common Stock entitled to receive cash, securities, property or other assets in connection with such Fundamental Change or, if there is no such record date, prior to the date upon which the holders of the Common Stock shall have the right to receive such cash, securities, property or other assets.

         "Bank Credit Facility" means the bank facility provided for under the Third Amended and Restated Credit Agreement, dated as of April 8, 1996, among the Company and the banks that are or become parties from time to time thereto, as it may be amended, supplemented or otherwise modified from time to time, and any successor or replacement bank facility thereto.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Closing Price" of any common stock on any day shall mean the last reported sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way of such common stock, in each case on the New York Stock Exchange or, if the common stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which such common stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Company for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors.

         "Common Securities" means undivided beneficial interests in the assets of the Tosco Trust which rank pari passu with Preferred Securities issued by such Tosco Trust; provided, however, that upon the occurrence of an Event of Default, the rights of holders of Common Securities to payment in respect to distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights of holders of Preferred Securities.

         "Common Securities Guarantee" means any guarantee that the Company enters into that operates directly or indirectly for the benefit of holders of Common Securities of Tosco Trust.

         "Common Stock" includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company. Subject to the anti-dilution provisions of any convertible Security, however, shares of Tosco Common Stock issuable on conversion of a Security shall include only shares of the class designated as Common Stock of the Company at the date of any supplemental indenture, Board Resolution or other instrument authorizing such Security or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of the payment of dividends or the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company, provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of such classes resulting from all such reclassifications.

          "Common Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors of the Company) of the consideration received by holders of Common Stock consists of common stock that, for the 10 Trading Days immediately prior to such Fundamental Change, has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on The Nasdaq National Market; provided, however, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (i) the Company continues to exist after the occurrence of such Fundamental Change and the outstanding Convertible Debentures continue to exist as outstanding Convertible Debentures, or (ii) not later than the occurrence of such Fundamental Change, the outstanding Convertible Debentures are converted into or exchanged for debentures of a corporation succeeding to the business of the Company, which debentures have terms substantially similar to those of the Convertible Debentures.

          "Compound Interest" shall have the meaning specified in Section 4.1.

          "Convertible Preferred Securities" has the meaning specified in the recitals to this Supplemental Indenture.

          "Conversion Price" has the meaning set forth in Section 6.1.

          "Coupon" means any interest coupon appertaining to a Security.

          "Declaration" means the Amended and Restated Declaration of Trust of Tosco Financing Trust, a Delaware statutory business trust, dated as of December 13, 1996.

          "Deferred Interest" has the meaning specified in Section 4.1.

          "Dissolution Event" means that, as a result of the occurrence and continuation of a Special Event, the Trust is to be dissolved in accordance with the Declaration, and the Convertible Debentures held by the Institutional Trustee are to be distributed to the holders of the Trust Securities issued by the Trust pro rata in accordance with the Declaration.

          "Extended Interest Payment Period" has the meaning specified in
Section 4.1.

          "Fundamental Change" means the occurrence of any transaction or event or series of transactions or events pursuant to which all or substantially all of the Common Stock shall be exchanged for, converted into, acquired for or shall constitute solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, however, in the case of any such series of transactions or events, for purposes of adjustment of the Conversion Price, such Fundamental Change shall be deemed to have occurred when substantially all of the Common Stock shall have been exchanged for, converted into or acquired for, or shall constitute solely the right to receive, such cash, securities, property or other assets, but the adjustment shall be based upon the consideration that the holders of Common Stock received in the transaction or event as a result of which more than 50% of the Common Stock shall have been exchanged for, converted into or acquired for, or shall constitute solely the right to receive, such cash, securities, property or other assets.

          "Global Debenture" has the meaning specified in Section 2.4(a).

          "Guarantor" means the Company in its capacity as guarantor under any Trust Securities Guarantees.

          "Interest Payment Date," when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

          "Maturity Date" means the date on which the Convertible Debentures mature and on which the principal shall be due and payable together with all accrued and unpaid interest thereon including Compound Interest and Additional Interest, if any.

          "Non Book-Entry Convertible Preferred Securities" has the meaning set forth in Section 2.4.

          "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

          "Optional Redemption Price" has the meaning specified in Section 3.2.

          "Predecessor Security" of a Security of any series means every previous Security evidencing all or a portion of the same debt as that evidenced by such Security; and, for the purposes of this definition, Security of any series authenticated and delivered under Section 2.9 of the Indenture in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

          "Preferred Securities" means undivided beneficial interests in the assets of Tosco Trust which rank pari passu with Common Securities issued by such Tosco Trust; provided, however, that upon the occurrence of an Event of Default, the rights of holders of Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights of holders of Preferred Securities.

          "Preferred Securities Guarantee" means any guarantee that the Company may enter into with The Bank of New York or other Persons that operates directly or indirectly for the benefit of holders of Preferred Securities of such Tosco Trust.

          "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

          "Purchaser Stock Price" means, with respect to any Common Stock Fundamental Change, the average of the daily Closing Price for one share of the common stock received by holders of Common Stock in such Common Stock Fundamental Change during the 10 Trading Days immediately prior to the date fixed for the determination of the holders of Common Stock entitled to receive such common stock or, if there is no such date, prior to the date upon which the holders of Common Stock shall have the right to receive such common stock.

          "Reference Market Price" initially means $52.67 and, in the event of any adjustment to the Conversion Price other than as a result of a Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the Conversion Price after giving effect to any such adjustment shall always be the same as the ratio of the initial Reference Market Price to the initial Conversion Price.

          "Representative" means the (a) indenture trustee or other trustee, agent or representative for any Senior Indebtedness or (b) with respect to any Senior Indebtedness that does not have any such trustee, agent or other representative (i) in the case of such Senior Indebtedness issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Indebtedness, any holder or owner of such Senior Indebtedness acting with the consent of the required persons necessary to bind such holders or owners of such Senior Indebtedness and (ii) in the case of all other such Senior Indebtedness, the holder or owner of such Senior Indebtedness.

          "Senior Indebtedness" means, with respect to the Company, (i) the principal, premium, if any, and interest in respect of (a) indebtedness of the Company for money borrowed under any credit agreements, notes, guarantees or similar documents and (b) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by the Company, including, without limitation, all indebtedness and all obligations of the Company to pay fees and other amounts, under the Bank Credit Facility, and any refinancing of the Bank Credit Facility in the bank credit market (including institutional participants therein), including interest accruing on or after a bankruptcy or other similar event, whether or not an allowed claim therein; (ii) all capital lease obligations of the Company (including any Synthetic Leases, as defined in the Bank Credit Facility); (iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of the Company for the reimbursement on any letter of credit, bankers acceptance, security purchase facility or similar credit transaction; (v) all obligations of the Company (contingent or otherwise) with respect to interest rate or other swap, cap or collar agreements, oil or gas commodity hedge transactions or other similar instruments or agreements or foreign currency hedge, exchange, purchase or similar instruments or agreements;
(vi) all obligations of the types referred to in clauses (i) through (v) of other Persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and (vii) all obligations of the types referred to in clauses (i) through (vi) of other Persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), whether outstanding on the date of the Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company, except for (A) any such indebtedness that is by its terms subordinated to or pari passu with the Convertible Debentures, and (B) any indebtedness between or among the Company or its Affiliates, including all other debt securities and guarantees in respect of those debt securities, issued to (a) Tosco Trust or a trustee of such trust and (b) any other trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is a financing vehicle of the Company (a "Financing Entity" in connection with the issuance by such Financing Entity of preferred securities or other securities that rank pari passu with, or junior to, such preferred securities.

          "Tosco Trust" or the "Trust" means Tosco Financing Trust, a Delaware statutory business trust, or any substantially similar Delaware statutory business trust sponsored by the Company.

          "Trading Day" shall mean a day on which any securities are traded on the national securities exchange or quotation system used to determine the Closing Price.

          "Transfer Restriction Termination Date" means the first date on which the Preferred Securities, the Convertible Debentures and any Common Stock issued or issuable upon the conversion or exchange thereof (other than (i) such securities acquired by the Company or any Affiliate thereof since the Issue Date of the Preferred Securities and (ii) Common Stock issued upon the conversion or exchange of any such security described in clause (i) above) may be sold pursuant to Rule 144(k) (or any successor provision).

          "Trust Securities" means Common Securities and Preferred Securities of Tosco Trust.

          "Trust Securities Guarantees" means the Common Securities Guarantee and the Preferred Securities Guarantee.

          "United States Alien" means any Person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a nonresident alien fiduciary of a foreign estate or trust of a foreign partnership.

SECTION 1.2.  Amendment to Section 2.7 of the Indenture

          Section 2.7 of the Indenture is hereby amended by adding the following paragraph at the end of Section 2.7:

          In the case of any Convertible Debenture which is converted into Common Stock of the Company after any record date and on or prior to the next succeeding Interest Payment Date (other than any Convertible Debenture whose Maturity is prior to such Interest Payment Date), interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Convertible Debenture (or one or more Predecessor Securities) is registered at the close of business on such record date. However, if a Redemption Date falls between a record date and the subsequent Interest Payment Date, the amount of such payment shall include accumulated and unpaid interest accrued to, but excluding, such Redemption Date. Except as otherwise expressly provided in the first two sentences of this paragraph, in the case of any Convertible Debenture which is converted, interest whose Stated Maturity is after the date of conversion of such Convertible Debenture shall not be payable.

SECTION 1.3.  Amendment to Article III of the Indenture

          Article III of the Indenture is hereby amended by adding the following sections:

SECTION 3.5  Limitation on Dividends; Transactions with Affiliates.

          If Securities of any Series are issued to a Tosco Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Tosco Trust and (a) there shall have occurred any event that would constitute an Event of Default, (b) the Guarantor shall be in default with respect to its payment of any obligations under the Preferred Securities Guarantee or the Common Securities Guarantee relating to such Tosco Trust, or (c) the Company shall have given notice of its election to defer payments of interest on Securities of such Series by extending the interest payment period as provided herein and such period, or any extension thereof, shall be continuing, then (y) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Common Stock of the Company in connection with the satisfaction by the Company of its obligations under any employee benefit plans, (ii) as a result of a reclassification of capital stock of the Company or the exchange or conversion of one class or Series of the Companys capital stock for another class or Series of capital stock of the Company or, (iii) the purchase of fractional interests in shares of the Companys capital stock pursuant to the conversion or exchange provisions of such capital stock of the Company or the security being converted or exchanged) or make any guarantee payments with respect to the foregoing, and
(z) the Company shall not make any payment of interest, principal or premium, if any, on or repay. repurchase or redeem any debt securities (including guarantees) issued by the Company which rank pari passu with or junior to Securities of such Series.

SECTION  3.6  Covenants as to Tosco Trust.

          In the event Securities are issued to a Tosco Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Tosco Trust, for so long as such Trust Securities remain outstanding, the Company will
(a) maintain 100% direct or indirect ownership of the Common Securities of such Tosco Trust; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Companys ownership of the Common Securities, (b) use its reasonable efforts to cause such Tosco Trust (i) to remain a statutory business trust, except in connection with a distribution of Securities of such Series to the holders of Trust Securities in liquidation of such Tosco Trust, the redemption of all of the Trust Securities of such Tosco Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such Tosco Trust, and (ii) to continue to be classified as a grantor trust for United States federal income tax purposes and (iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Securities of such Series.

SECTION  3.7  Additional Amounts.

          If the Securities of any Series provide for the payment of additional amounts, the Company will pay to the Holder of any Security of such Series or any Coupon appertaining thereto additional amounts as provided therein. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of any Security of any Series or payment of any related Coupon or the net proceeds received on the sale or exchange of any Security of any Series, such mention shall be deemed to include mention of the payment of additional amounts provided for in this Section to the extent that, in such context additional amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of additional amounts (if applicable) in any provisions hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made.

          If the Securities of any Series provide for the payment of additional amounts, at least 10 days prior to the first Interest Payment Date with respect to Securities of such Series (or if the Securities of such Series will not bear interest prior to Maturity, the first day on which a payment of principal and any premium is made), and at least 10 days prior to each date of payment of principal and any premium or interest if there has been any change with respect to the matters set forth in the below-mentioned Officers Certificate, the Company will furnish the Trustee and the Companys principal Paying Agent or Paying Agents, if other than the Trustee, with an Officers Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of and any premium or interest on the Securities of such Series shall be made to Holders of Securities of such Series or any Coupons appertaining thereto who are United States Aliens without withholding for or on account of any tax assessment or other governmental charge described in the Securities of such Series. If any such withholding shall be required, then such Officers Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities of such Series or any Coupons appertaining thereto and the Company will pay to the Trustee or such Paying Agent the additional amounts required by this Section. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or willful misconduct on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers Certificate furnished pursuant to this Section.

SECTION  3.8 Existence

          Subject to Article IX, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 3.9 Calculation of Original Issue Discount.

          The Company shall file with the Trustee promptly at the end of each year a written notice specifying the amount of Original Issue Discount (as defined in the Internal Revenue Code of 1986, as amended) (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of such year.

SECTION 1.4. Amendment to Section 5.1 of the Indenture

         Section 5.1 of the Indenture is hereby amended by

         i. deleting paragraph (a) in its entirety and substituting the following:

                  (a) default in the payment of any interest upon or any additional amounts payable in respect of any Securities of such Series when it becomes due and payable, and continuance of such default for a period of 30 days (whether or not such payment is prohibited by the subordination provisions set forth in any indenture supplemental hereto); provided, however, that a valid extension of an interest payment period by the Company in accordance with the terms of any indenture supplemental hereto, shall not constitute a default in the payment of interest for this purpose; or

         ii. deleting paragraph (b) in its entirety and substituting the following:

                  (b) default in the payment of the principal of (or premium, if any, on) any Securities of such Series as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to that series (whether or not such payment is prohibited by the subordination provisions set forth in any indenture supplemental hereto); provided, however, that a valid extension of the maturity of the Securities of such Series in accordance with the terms of any indenture supplemental hereto shall not constitute a default in the payment of principal or premium, if any; or

         iii.  adding the following paragraphs at the end of Section 5.1:

                  (i) if the Securities of such Series are convertible or exchangeable into or for shares of Common Stock of the Company or other securities, cash or other property pursuant to any supplemental indenture, Board Resolution or other instrument authorizing Securities of such Series, failure by the Company to convert such Securities (whether or not conversion or exchange is prohibited by the subordination provisions set forth in any indenture supplemental hereto); or

                  (j) in the event Securities of any Series are issued to a Tosco Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Tosco Trust, such Tosco Trust shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence except in connection with (i) the distribution of Securities of such Series to holders of Trust Securities in liquidation of their interest in such Tosco Trust, (ii) the redemption of all of the outstanding Trust Securities of such Tosco Trust or (iii) certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such Tosco Trust.

         iv.  deleting paragraphs (d) and (e) in their entirety.

SECTION 1.5. Amendment to Section 5.9 of the Indenture

          Section 5.9 of the Indenture is hereby amended by deleting the words in the payment of the principal of or interest on any of the Securities of such Series at the end of the first paragraph and substituting the following:

                  (a) in the payment of the principal of (or premium, if any) or any interest on any Security of such Series as and when the same shall become due by the terms of Securities of such Series otherwise than by acceleration (unless such default has been cured and sums sufficient to pay all matured installments of interest and principal and any premium has been deposited with the Trustee (in accordance with Section 5.1)), or

                  (b)      in the covenants contained in Section 3.5, or

                  (c) in respect of a covenant or provision hereof which under
         Article VIII cannot be modified or amended without the consent of the Holder of each Outstanding Security of such Series affected;

         provided, however, that if the Securities of such Series are held by a Tosco Trust or a trustee of such trust, such waiver or modification to such waiver shall not be effective until the holders of a majority in liquidation preference of Trust Securities of the applicable Tosco Trust shall have consented to such waiver or modification to such waiver; provided further, that if the consent of the Holder of each Outstanding Security of such Series is required, such waiver shall not be effective until each holder of the Trust Securities of the applicable Tosco Trust shall have consented to such waiver.

SECTION 1.6. Defined Terms

         For all purposes of the Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

         i. the terms which are defined in the Indenture have the same meanings when used in this Supplemental Indenture;

         ii. the terms defined in this Article have the meaning assigned to them in this Article and include the plural as well as the singular;

         iii. all other terms used herein which are defined in the Trust Indenture Act, whether directly or by reference therein, have the meanings assigned to them therein;

         iv. all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America, and, except as otherwise herein expressly provided, the term generally accepted accounting principles with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation;

         v. a reference to a Section or Article is to a Section or Article of this Supplemental Indenture unless otherwise specified;

         vi. the words "herein" "hereof" and "hereunder" and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

         vii. headings are for convenience of reference only and do not affect interpretation; and

         viii.   the following terms have the meanings given to them in the
Declaration: (i) Business Day; (ii) Clearing Agency; (iii) Common Stock; (iv) Conversion Agent; (v) Convertible Preferred Security Certificate; (vi) Delaware Trustee; (vii) Dissolution Tax Opinion; (viii) Distribution; (ix) DTC; (x) Institutional Trustee; (xi) Investment Company Event; (xii) No- Recognition Opinion; (xiii) Non-U.S. Person; (xiv) Placement Agreement; (xv) PORTAL Market;
(xvi) QIB; (xvii) Rule 144A; (xviii) Regulation S; (xix) Rule 144(k); (xx) Redemption Tax Opinion; (xxi) Regular Trustees; (xxii) Special Event; and (xxiii) Tax Event.

                                   ARTICLE 2.

                          GENERAL TERMS AND CONDITIONS
                          OF THE CONVERTIBLE DEBENTURES

SECTION 2.1.               Designation and Principal Amount

         There is hereby authorized a series of Debentures designated the 5:% Convertible Junior Subordinated Debentures, limited in aggregate principal amount to $309,000,000 which amount shall be as set forth in any written order of the Company for the authentication and delivery of Convertible Debentures pursuant to Section 2.4 of the Indenture.

SECTION  2.2.              Maturity

         The Maturity Date is December 15, 2026

SECTION 2.3.               Form and Payment

         i. Except as provided in Section 2.4, the Convertible Debentures shall be issued to the Trust in fully registered certificated form without coupons in denominations of $50 in principal amount and integral multiples thereof. Principal and interest on the Convertible Debentures issued in certificated form will be payable, the transfer of such Convertible Debentures will be registrable and such Convertible Debentures will be exchangeable for Convertible Debentures bearing identical terms and provisions at the office or agency of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of any Convertible Debentures is the Institutional Trustee, the payment of the principal of and interest (including Compound Interest and Additional Interest, if any) on such Convertible Debentures held by the Institutional Trustee will be made at such place and to such account as may be designated by the Institutional Trustee.

         ii. In accordance with Section 2.3 of the Indenture, the Convertible Debentures are subject to the terms set forth in this Supplemental Indenture including, without limitation, Exhibit A hereto, the terms of which are hereby incorporated in their entirety by reference. In addition to the other terms of the Convertible Debentures which are set forth elsewhere in this
 Supplemental Indenture and Exhibit A hereto, the Convertible Debentures are subject to all of the provisions of the Indenture as supplemented by this Supplemental Indenture, except as otherwise provided in this Supplemental Indenture.

          iii. The Convertible Debentures as the Trustees Certificate of Authentication to be endorsed thereon due to be substantially in the form of EXHIBIT A to this Supplemental Indenture.

SECTION  2.4.  Exchange and Registration of Transfer of
               Convertible Debentures;  Restrictions on Transfers;
               Depositary.


          If distributed to holders of Convertible Preferred Securities in connection with a Dissolution Event, the Convertible Debentures will be issued to such holders in the same form as the Convertible Preferred Securities that such Convertible Debentures replace in accordance with the following procedures:

         i. So long as Convertible Debentures are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, all Convertible Debentures that are so eligible may be represented by one or more Convertible Debentures in global form registered in the name of the Depositary or the nominee of the Depositary, except as otherwise specified below. The transfer and exchange of beneficial interests in any such Convertible Debenture in global form shall be effected through the Depositary in accordance with the Indenture and the procedures of the Depositary therefor.

         Convertible Debentures that are distributed to QIBs in replacement of Convertible Preferred Securities represented by a global convertible Preferred Security will be represented by a global Convertible Debenture (the "144A Global Debenture". Convertible Debentures that are distributed to Non-U.S. Persons in replacement of Convertible Preferred Securities represented by a global Convertible Preferred Security will be represented by a global Convertible Debenture (the "Regulation S Global Debenture". Each of the 144A Global Debenture and the Regulation S Global Debenture shall be referred to herein as a Global Debenture. Convertible Debentures that are distributed to QIBs or to Non-U.S. Persons in replacement of Certificated Convertible Preferred Securities will be represented by definitive Convertible Debentures as set forth in Section 2.4(b). If Global Debentures are issued, transfers of interests in the Convertible Debentures between the 144A Global Debenture and the Regulation S Global Debenture will be made in accordance with the standing instructions and procedures of the Depositary and its participants and the Trustee shall make appropriate endorsements to reflect increases or decreases in the principal amounts of such Global Debentures to reflect any such transfers.

         Except as provided below, beneficial owners of a Convertible Debenture in global form shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered Holders of such Convertible Debentures in global form.

          ii. Convertible Preferred Securities held in certificated form, except for certificates representing Convertible Preferred Securities held by the Depositary or its nominee (or any successor Clearing Agency or its nominee), shall upon presentation to the Trustee by the Institutional Trustee or by the holder thereof or by the Institutional Trustee on behalf of such holders shall be exchanged for Convertible Debentures in fully registered certificated form of like aggregate principal amount and tenor.

          iii. So long as the Convertible Debentures are eligible for book-entry settlement, and to the extent that Convertible Debentures are held by QIBs or Non-U.S. Persons, as the case may be, in a Global Debenture, or unless otherwise required by law, upon any transfer of a definitive Convertible Debenture to a QIB in accordance with Rule 144A or to a Non-U.S. Person in accordance with Regulation S, unless otherwise requested by the transferor, and upon receipt of the definitive Convertible Debenture or Convertible Debentures being so transferred, together with a certification from the transferor that the transfer is being made in compliance with Rule 144A or Regulation S, as the case may be (or other evidence satisfactory to the Trustee), the Trustee shall make an endorsement on any 144A Global Debenture or any Regulation S Global Debenture, as the case may be, to reflect an increase in the aggregate principal amount of the Convertible Debentures represented by such Global Debenture, and the Trustee shall cancel such definitive Convertible Debenture or Convertible Debentures in accordance with the standing instructions and procedures of the Depositary, the aggregate principal amount of Convertible Debentures represented by such Global Debenture to be increased accordingly; provided that no definitive Convertible Debenture, or portion thereof, in respect of which the Company or an Affiliate of the Company held any beneficial interest shall be included in such Global Debenture until such definitive Convertible Debenture is freely tradable in accordance with Rule 144(k); provided further that the Trustee shall, at the written request of the Company, issue Convertible Debentures in definitive form upon any transfer of a beneficial interest in the Global Debenture to the Company or any Affiliate of the Company.

          Any Global Debenture may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of the Indenture as may be required by the Depositary, by the New York Stock Exchange or by the National Association of Securities Dealers, Inc. in order for the Convertible Debentures to be tradeable on the PORTAL Market or as may be required for the Convertible Debentures to be tradeable on any other market developed for trading of securities pursuant to Rule 144A or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Convertible Debentures may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Convertible Debentures are subject.

          iv. Each Convertible Debenture that bears or is required to bear the legend set forth in this Section 2.4(d) (a "Restricted Security" shall be subject to the restrictions on transfer provided in the legend set forth in this
Section 2.4(d), unless such restrictions on transfer shall be waived by the written consent of the Company, and the Holder of each Restricted Security, by such securityholders acceptance thereof, agrees to be bound by such restrictions on transfer. As used in this Section 2.4(d) and in Section 2.4(e), the term "transfer" encompasses any sale, pledge, transfer or other disposition of any Restricted Security.

          Prior to the Transfer Restriction Termination Date, any certificate evidencing a Convertible Debenture shall bear a legend in substantially the following form, unless otherwise agreed by the Company (with written notice thereof to the Trustee):

         THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER
          THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE
         "SECURITIES ACT", AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A AQUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) ("INSTITUTIONAL ACCREDITED INVESTOR" OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE SECURITY EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OR EXCHANGE OF SUCH SECURITY EXCEPT
         (A) TO TOSCO CORPORATION OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE (OR, IF THIS CERTIFICATE EVIDENCES COMMON STOCK, THE TRANSFER AGENT FOR THE COMMON STOCK), A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE SECURITY EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE OR TRANSFER AGENT), (E) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (F) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE SECURITY EVIDENCED HEREBY PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE (OR, IF THIS CERTIFICATE EVIDENCES COMMON STOCK, SUCH HOLDER MUST FURNISH TO THE TRANSFER AGENT SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT). IF THIS CERTIFICATE DOES NOT EVIDENCE COMMON STOCK AND THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR A PURCHASER WHO IS NOT A U.S. PERSON, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS TOSCO MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF HOLDING PERIOD APPLICABLE TO THE SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S." PERSON HAVE THE MEANINGS GIVEN TO THEM BY REGULATIONS UNDER THE SECURITIES ACT.

         Following the Transfer Restriction Termination Date or the sale of a Convertible Debenture pursuant to an effective registration statement or Rule 144 (or any successor provision) under the Securities Act, any Convertible Debenture or security issued in exchange or substitution therefor (other than (i) Convertible Debentures acquired by the Company or any Affiliate thereof since the issue date of the Convertible Preferred Securities and (ii) Common Stock issued upon the conversion or exchange of any Convertible Debenture described in clause (i) above) may upon surrender of such Convertible Debenture for exchange to the Security registrar in accordance with the provisions of this
Section 2.4, be exchanged for a new Convertible Debenture or Convertible Debentures, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.4(d).

          Notwithstanding any other provisions of the Indenture (other than the provisions set forth in this Section 2.4(d)), a Global Debenture may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee to a successor Depositary or a nominee of such successor Depositary.

          The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Convertible Debentures in global form. Initially, the Global Debentures shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

          If at any time the Depositary for the Global Debentures notifies the Company that it is unwilling or unable to continue as Depositary for such Convertible Debentures, the Company may appoint a successor Depositary with respect to such Convertible Debentures. If a successor Depositary for the Convertible Debentures is not appointed by the Company within 90 days after the Company receives such notice, the Company will execute, and the Trustee, upon receipt of an Officers Certificate for authentication and delivery of Convertible Debentures, will authenticate and deliver, Convertible Debentures in definitive form, in an aggregate principal amount equal to the principal amount of the Global Debentures, in exchange for the Global Debentures.

          Definitive Convertible Debentures issued in exchange for all or a part of a Global Debenture pursuant to this Section 2.4(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such definitive Convertible Debentures to the person in whose names such definitive Convertible Debentures are so registered.

          At such time as all interests in a Global Debenture have been redeemed, converted, exchanged, repurchased or canceled, such Global Debenture shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and instructions of the Depositary. At any time prior to such cancellation, if any interest in a Global Debenture is exchanged for definitive Convertible Debentures, redeemed, converted, exchanged, repurchased by the Company pursuant to Article III or canceled, or transferred for part of a Global Debenture, the principal amount of such Global Debenture shall, in accordance with the standing procedures and instructions of the Depositary be reduced or increased, as the case may be, and an endorsement shall be made on such Global Debenture by, or at the direction of, the Trustee to reflect such reduction or increase.

          v. Any Convertible Debenture or Common Stock issued upon the conversion or exchange of a Convertible Debenture that, prior to the Transfer Restriction Termination Date, is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Convertible Debentures or Common Stock, as the case may be, no longer being Arestricted securities (as defined under Rule 144).

SECTION 2.5.               Interest

         i. Each Convertible Debenture will bear interest at the rate of 5:% per annum (the ACoupon Rate" from December 13, 1996 until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded quarterly, payable (subject to the provisions of Article IV) quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (each, an "Interest Payment Date", commencing on March 15, 1997, to the Person in whose name such Convertible Debenture or any predecessor Convertible Debenture is registered, at the close of business on the record date for such interest installment, which shall be the close of business on the fifteenth day prior to that Interest Payment Date.

          ii. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Convertible Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

          iii. If, at any time while the Institutional Trustee is the Holder of any Convertible Debentures, the Trust or the Institutional Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("Additional Interest" on the Convertible Debentures held by the Institutional Trustee, such additional amounts as shall be required so that the net amounts received and retained by the Trust and the Institutional Trustee after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust and the Institutional Trustee would have received had no such taxes, duties, assessments or other government charges been imposed.

SECTION 2.6.               No Satisfaction and Discharge.

         The Convertible Debentures are not entitled to the benefit of the Satisfaction and Discharge provisions of Article X of the Indenture.

                                   ARTICLE 3.

                    REDEMPTION OF THE CONVERTIBLE DEBENTURES

SECTION 3.1.               Special Event Redemption

         If a Special Event has occurred and is continuing and:

          i. the Company has received a Redemption Tax Opinion;  or

          ii. after receiving a Dissolution Tax Opinion, the Regular Trustees shall have been informed by tax counsel rendering the Dissolution Tax Opinion that a No-Recognition Opinion cannot be delivered to the Trust, then, notwithstanding Section 3.2(a) but subject to Section 3.2(b), the Company shall have the right upon not less than 30 days nor more than 60 days notice to the Holders of the Convertible Debentures to redeem the Convertible Debentures, in whole or in part, for cash within 90 days following the occurrence of such Tax Event (the A90-Day Period" at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon to the date of such redemption (the "Redemption Price", provided that if at the time there is available to the Company or the Trust the opportunity to eliminate, within the 90-Day Period, the Tax Event by taking some ministerial action ("Ministerial Action", such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on the Company, the Trust or the Holders of the Trust Securities issued by the Trust, the Company shall pursue such Ministerial Action in lieu of redemption, and, provided, further, that the Company shall have no right to redeem the Convertible Debentures while the Trust is pursuing any Ministerial Action pursuant to its obligations under the Declaration. The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price prior to the redemption date.

SECTION 3.2.               Optional Redemption by Company

         i. Subject to the provisions of Section 3.2(b) and to the provisions of
Article XII of the Indenture, except as otherwise may be specified in Section
3.1 or elsewhere in this Supplemental Indenture, the Company shall have the right to redeem the Convertible Debentures, in whole or in part, from time to time, on or after December 18, 1999. Any redemption pursuant to this paragraph will be made upon not less than 30 days nor more than 60 days notice to the Holders of the Convertible Debentures, at the following prices (expressed as percentages of the principal amount of the Convertible Debentures) (the "Optional Redemption Price" together with accrued and unpaid interest, including Compounded and Additional Interest to, but excluding, the Redemption Date, if redeemed during the 12-month period beginning December 18:

         YEAR                                  REDEMPTION PRICE
         ----                                  ----------------
         1999                                         104.025%
         2000                                         103.450
         2001                                         102.875
         2002                                         102.300
         2003                                         101.725
         2004                                         101.150
         2005                                         100.575

and 100% if redeemed on or after December 18, 2006.

         If Convertible Debentures are redeemed on any March 15, June 15, September 15, or December 15, accrued and unpaid interest shall be payable to holders of record on the relevant record date.

         The Convertible Debentures may not be redeemed by the Company if the Company is in arrears in payment of interest thereon.

         So long as the corresponding Convertible Preferred Securities are outstanding, the proceeds from the redemption of the Convertible Debentures will be used to redeem Convertible Preferred Securities.

         If the Convertible Debentures are only partially redeemed pursuant to this Section 3.2, the Convertible Debentures will be selected for redemption by any method utilized by the Trustee. The Optional Redemption Price, together with any required interest payment, shall be paid prior to 12:00 noon, New York time, on the Redemption Date or at such earlier time as the Company determines provided that the Company shall deposit with the Trustee an amount sufficient to pay the Optional Redemption Price, together with any required interest payment, by 10:00 a.m., New York time, on the date such amounts are to be paid. Partial redemptions must be in an amount not less than $1,000,000 principal amount of Debentures.

         If Convertible Debentures selected for partial redemption are converted in part before termination of the conversion right with respect to the portion of the Convertible Debenture of such series so selected, the converted portion of the Convertible Debentures of such series shall be deemed (so far as may be) to be the portion selected for redemption. Convertible Debentures (or portions thereof) which have been converted during a selection of Convertible Debentures to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection. In any case where more than one Convertible Debenture of such series is registered in the same name, the Trustee in its discretion may treat the aggregate principal amount so registered as if it were represented by one Convertible Debenture of such series.

         The notice of redemption to be made to the Holders of the Convertible Debentures shall specify, in addition to those items specified in Section 12.2 of the Indenture, the conversion rate or price, the date on which the right to convert the Convertible Debentures to be redeemed will terminate and the place or places where such Convertible Debentures may be surrendered for conversion.

         In addition to the notice of redemption to be provided to the Holders of Securities pursuant to Section 12.2 of the Indenture, the Company or the Trust shall give public notice of any such redemption by the issuance of a press release through the services of the Dow Jones Broad Tape, Reuters News Service and Bloomberg News Service.

         If any Convertible Debenture called for redemption is converted into Common Stock of the Company, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Convertible Debenture shall (subject to any right of the Holder of such Convertible Debenture or any Predecessor Security to receive interest as provided in the last paragraph of Section 2.7 of the Indenture, as amended by this Supplemental Indenture) be paid to the Company upon the Companys request or, if then held by the Company, shall be discharged from such trust.

         ii. If a partial redemption of the Convertible Debentures would result in the delisting of the Convertible Preferred Securities issued by the Trust from any national securities exchange or other organization on which the Convertible Preferred Securities are then listed, the Company shall not be permitted to effect such partial redemption and may only redeem the Convertible Debentures in whole.

SECTION 3.3.               No Sinking Fund

         The Convertible Debentures are not entitled to the benefit of any sinking fund.

                                   ARTICLE 4.

                      EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 4.1.               Extension of Interest Payment Period

         As long as an Event of Default under Section 5.1(a) of the Indenture shall not have occurred and be continuing, the Company shall have the right, at any time and from time to time during the term of the Convertible Debentures, to defer payments of interest by extending the interest payment period of such Convertible Debentures for a period not exceeding 20 consecutive quarters (the "Extended Interest Payment Period", during which Extended Interest Payment Period no interest shall be due and payable; provided that no Extended Interest Payment Period may extend beyond the Maturity Date or any earlier Redemption Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1, will bear interest thereon at the Coupon Rate compounded quarterly for each quarter of the Extended Interest Payment Period ("Compound Interest". At the end of the Extended Interest Payment Period, the Company shall pay all interest accrued and unpaid on the Convertible Debentures, including any Additional Interest and Compound Interest (together, "Deferred Interest" that shall be payable to the Holders of the Convertible Debentures in whose names the Convertible Debentures are registered in the Debenture Register on the first record date after the end of the Extended Interest Payment Period. Before the termination of any Extended Interest Payment Period, the Company may further extend such period, provided that such period together with all such further extensions thereof shall not exceed 20 consecutive quarters, or extend beyond the Maturity Date or any earlier Redemption Date. Upon the termination of any Extended Interest Payment Period and upon the payment of all Deferred Interest then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof, but the Company may prepay at any time all or any portion of the interest accrued during an Extended Interest Payment Period.

SECTION 4.2.               Notice of Extension

          i. If the Institutional Trustee is the only registered Holder of the Convertible Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give written notice to the Regular Trustees, the Institutional Trustee and the Trustee of its selection of such Extended Interest Payment Period one Business Day before the earlier of (i) the next succeeding date on which Distributions on the Trust Securities issued by the Trust are payable, or (ii) the date the Trust is required to give notice of the record date, or the date such Distributions are payable, to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Convertible Preferred Securities issued by the Trust, but in any event at least one Business Day before such record date.

          ii. If the Institutional Trustee is not the only Holder of the Convertible Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give the Holders of the Convertible Debentures and the Trustee written notice of its selection of such Extended Interest Payment Period at least 10 Business Days before the earlier of (i) the next succeeding Interest Payment Date or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange or other applicable self-regulatory organization or to Holders of the Convertible Debentures.

          iii. The quarter in which any notice is given pursuant to paragraphs
(a) or (b) of this Section 4.2 shall be counted as one of the 20 consecutive quarters permitted in the maximum Extended Interest Payment Period permitted under Section 4.1.

SECTION 4.3.               Limitation of Transactions

          If the Company shall exercise its right to defer payment of interest as provided in Section 4.1, then (i) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (A) purchases or acquisitions of shares of its common stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans, (B) as a result of a reclassification of its capital stock or the exchange or conversion of one class or series of its capital stock for another class or series of its capital stock or (C) the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of such capital stock or security being converted or exchanged), (ii) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to the Convertible Debentures and (iii) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Trust Securities Guarantees).

                                   ARTICLE 5.

                                    EXPENSES

SECTION 5.1. Payment of Expenses

          In connection with the offering, sale and issuance of the Convertible Debentures to the Institutional Trustee and in connection with the sale of the Trust Securities by the Trust, the Company, in its capacity as borrower with respect to the Convertible Debentures, shall:

          i. pay all costs and expenses relating to the offering, sale and issuance of the Convertible Debentures, including commissions to the purchasers payable pursuant to the Placement Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 6.7 of the Indenture;

          ii. pay all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the fees and expenses of the Institutional Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets);

          iii. pay all costs and expenses related to the enforcement by the Institutional Trustee of the rights of the holders of the Convertible Preferred Securities;

          iv. be primarily liable for any indemnification obligations arising with respect to the Declaration; and

          v. pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

SECTION 5.2.  Payment Upon Resignation or Removal

         Upon termination of this Supplemental Indenture or the Indenture or the removal or resignation of the Trustee pursuant to Section 6.8 of the Indenture, the Company shall pay to the Trustee all amounts accrued to the date of such termination, removal or resignation. Upon termination of the Declaration or the removal or resignation of the Delaware Trustee or the Institutional Trustee, as the case may be, pursuant to Section 5.6 of the Declaration, the Company shall pay to the Delaware Trustee or the Institutional Trustee, and their respective counsel, as the case may be, all amounts accrued to the date of such termination, removal or resignation.

                                   ARTICLE 6.

                      CONVERSION OF CONVERTIBLE DEBENTURES

SECTION 6.1.  Conversion Rights

          Subject to and upon compliance with the provisions of this Article VI, the Convertible Debentures are convertible, at the option of the Holder, at any time beginning March 13, 1997 through the close of business on December 15, 2026 (or, in the case of Convertible Debentures called for redemption, prior to the close of business on the Business Day prior to the corresponding Redemption
Date) into fully paid and nonassessable shares of Common Stock of the Company at an initial conversion rate of 0.50633 shares of Common Stock for each $50 in aggregate principal amount of Convertible Debentures (equal to a conversion price of $98.75 per share of Common Stock (the "Conversion Price"), subject to adjustment and reset as described in this Article VI. A Holder of Convertible Debentures may convert any portion of the principal amount of the Convertible Debentures into that number of fully paid and nonassessable shares of Common Stock obtained by dividing the principal amount of the Convertible Debentures to be converted by such Conversion Price. All calculations under this Article VI shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

          The Conversion Price will be reset if the Companys agreement to consummate the acquisition of Unocal Corporations West Cost petroleum refining, marketing and related supply and transportation assets pursuant to a letter of intent dated November 17, 1996 (the "Acquisition" is terminated or if the Acquisition is not consummated on or prior to December 31, 1997 (the "Date of Non-Completion". Within one Business Day after the Date of Non- Completion, the Company and the Trust will provide notice thereof (the "Notice of Non-Completion" to the Holders of the Convertible Preferred Securities. Upon the occurrence of the Date of Non-Completion, the Conversion Price of the Convertible Preferred Securities will be adjusted to the lower of (i) the Conversion Price in effect immediately prior to the Date of Non- Completion and
(ii) the product of (A) the average of the reported last sale price of a share of Common Stock on the New York Stock Exchange for the ten trading days beginning two trading days after the Date of Non-Completion and (B) 125% (which represents the Conversion Price divided by the reported last sale price of a share of Common Stock on the New York Stock Exchange on December 10, 1996); provided, however, that in no event shall the Conversion Price be reset to less than $75.16.

SECTION 6.2.  Conversion Procedures

          i. In order to convert all or a portion of the Convertible Debentures, the Holder thereof shall deliver to the Conversion Agent an irrevocable Notice of Conversion setting forth the principal amount of Convertible Debentures to be converted, together with the name or names, if other than the Holder, in which the shares of Common Stock should be issued upon conversion and, if such Convertible Debentures are definitive Convertible Debentures, surrender to the Conversion Agent the Convertible Debentures to be converted, duly endorsed or assigned to the Company or in blank. In addition, a holder of Convertible Preferred Securities may exercise its right under the Declaration to convert such Convertible Preferred Securities into Common Stock by delivering to the Conversion Agent an irrevocable Notice of Conversion setting forth the information called for by the preceding sentence and directing the Conversion Agent (i) to exchange such Convertible Preferred Security for a portion of the Convertible Debentures held by the Trust (at an exchange rate of $50 principal amount of Convertible Debentures for each Convertible Preferred Security) and
(ii) to immediately convert such Convertible Debentures, on behalf of such holder, into Common Stock of the Company pursuant to this Article VI and, if such Convertible Preferred Securities are in definitive form, surrendering such Convertible Preferred Securities, duly endorsed or assigned to the Company or in blank. So long as any Convertible Preferred Securities are outstanding, the Trust shall not convert any Convertible Debentures except pursuant to a Notice of Conversion delivered to the Conversion Agent by a holder of Convertible Preferred Securities.

          If a Notice of Conversion is delivered on or after the record date and prior to the subsequent Interest Payment Date, the Holder will be entitled to receive the interest payable on the subsequent Interest Payment Date on the portion of Convertible Debentures to be converted notwithstanding the conversion thereof prior to such Interest Payment Date. However, if a Redemption Date falls between a record date and the subsequent Interest Payment Date, the Holder will be entitled to receive, on such Interest Payment Date, the interest accrued to, but excluding, the Redemption Date. Except as otherwise provided in the first and second sentences of this paragraph, in the case of any Convertible Debenture which is converted, interest whose Stated Maturity is after the date of conversion of such Convertible Debenture shall not be payable, and the Company shall not make nor be required to make any other payment, adjustment or allowance with respect to accrued but unpaid interest on the Convertible Debentures being converted, which shall be deemed to be paid in full. Each conversion shall be deemed to have been effected immediately prior to the close of business on the day on which the Notice of Conversion was received (the "Conversion Date" by the Conversion Agent from the Holder or from a holder of the Convertible Preferred Securities effecting a conversion thereof pursuant to its conversion rights under the Declaration, as the case may be. The Person or Persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock as of the Conversion Date. As promptly as practicable on or after the Conversion Date, the Company shall issue and deliver at the office of the Conversion Agent, unless otherwise directed by the Holder in the Notice of Conversion, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with the cash payment, if any, in lieu of any fraction of any share to the Person or Persons entitled to receive the same. The Conversion Agent shall deliver such certificate or certificates to such Person or Persons.

          ii. The Companys delivery upon conversion of the fixed number of shares of Common Stock into which the Convertible Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) shall be deemed to satisfy the Companys obligation to pay the principal amount at Maturity of the portion of Convertible Debentures so converted and any unpaid interest (including Compound Interest) accrued on such Convertible Debentures at the time of such conversion.

          iii. No fractional shares of Common Stock will be issued as a result of conversion, but in lieu thereof, the Company shall pay to the Conversion Agent a cash adjustment in an amount equal to the same fraction of the Closing Price of such fractional interest on the date on which the Convertible Debentures were duly surrendered to the Conversion Agent for conversion, or, if such day is not a Trading Day, on the next Trading Day, and the Conversion Agent in turn will make such payment, if any, to the Holder of the Convertible Debentures or the holder of the Convertible Preferred Securities so converted.

          iv. In the event of the conversion of any Convertible Debenture in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to or on the order of the Holder thereof, at the expense of the Company, a new Convertible Debenture or Convertible Debentures in the aggregate principal amount equal to the unconverted portion thereof.

          v. In effecting the conversion transactions described in this Section 6.2, the Conversion Agent is acting as agent of the holders of Convertible Preferred Securities (in the exchange of Convertible Preferred Securities for Convertible Debentures) and as agent of the Holders of Convertible Debentures (in the conversion of Convertible Debentures into Common Stock), as the case may be. The Conversion Agent is hereby authorized (i) to exchange Convertible Debentures held by the Trust from time to time for Convertible Preferred Securities in connection with the conversion of such Convertible Preferred Securities in accordance with this Article VI and (ii) to convert all or a portion of the Convertible Debentures into Common Stock and thereupon to deliver such shares of Common Stock in accordance with the provisions of this Article VI and to deliver to the Trust a new Convertible Debenture or Convertible Debentures for any resulting unconverted principal amount.

SECTION 6.3.               Conversion Price Adjustments

         The Conversion Price shall be adjusted from time to time as follows:

          i. In case the Company shall, while any of the Convertible Debentures are outstanding, (i) pay a dividend or make a distribution with respect to Common Stock in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, (iii) combine outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, the conversion privilege and the Conversion Price for the Convertible Debentures shall be adjusted so that the Holder of any Convertible Debenture thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Company which such Holder would have owned immediately following such action had such Convertible Debenture been converted immediately prior thereto. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or other distribution and shall become effective immediately after the effective date in case of a subdivision, combination or reclassification (or immediately after the record date if a record date shall have been established for such event). If, as a result of an adjustment made pursuant to this subsection (a), the Holder of any Convertible Debenture thereafter surrendered for conversion shall become entitled to receive shares of two or more classes or series of capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a Board Resolution filed with the Trustee) shall determine the allocation of the adjusted Conversion Price for the Convertible Debentures between or among shares of such classes or series of capital stock.

          ii. In case the Company shall, while any of the Convertible Debentures are outstanding, issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share of Common Stock (as determined pursuant to subsection (g) below) on the record date mentioned below, the Conversion Price for the Convertible Debentures shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such current market price, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. To the extent that no shares of Common Stock are so delivered after the expiration of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. For the purposes of this subsection, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Company. In case any rights or warrants referred to in this subsection in respect of which an adjustment shall have been made shall expire unexercised within 45 days after the same shall have been distributed or issued by the Company, the Conversion Price shall be readjusted at the time of such expiration to the Conversion Price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

          iii. Subject to the last sentence of this subsection (c), in case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class or series of capital stock, cash or assets or rights or warrants to subscribe for or purchase any of its securities (excluding any rights or warrants referred to in subsection (b), any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in subsection (a) of this Section 6.3), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subsection
(c) by a fraction of which the numerator shall be the current market price per share (determined as provided in subsection (g)) of the Common Stock on the date fixed for the payment of such distribution (the "Reference Date" less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), on the Reference Date, of the portion of the evidences of indebtedness, shares of capital stock, cash and assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the Reference Date; provided, however, that in the event the numerator shall be less than one, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Convertible Debentures shall have the right to receive upon conversion the amount of such distribution such Holder would have received had such Holder converted each Convertible Debenture immediately prior to the Reference Date. In the event that no such dividend or distribution is so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not occurred. If the Board of Directors determines the fair market value of any distribution for purposes of this subsection (c) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the current market price per share of Common Stock (determined as provided in subsection (g)). For purposes of this subsection (c), any dividend or distribution that includes shares of Common Stock or rights or warrants to subscribe for or purchase shares of Common Stock shall be deemed instead to be (i) a dividend or distribution of the evidences of indebtedness, shares of capital stock, cash or assets other than such shares of Common Stock or such rights or warrants (making any Conversion Price reduction required by this subsection (c)) immediately followed by (ii) a dividend or distribution of such shares of Common Stock or such rights or warrants (making any further Conversion Price reduction required by subsection (a) or (b)), except (A) the Reference Date of such dividend or distribution as defined in this subsection (c) shall be substituted as (1) Athe record date in the case of a dividend or other distribution, and (2) Athe record date for the determination of stockholders entitled to receive such rights or warrants and (3) the date fixed for such determination within the meaning of subsections (a) and (b) and
(B) any shares of Common Stock included in such dividend or distribution shall not be deemed outstanding for purposes of computing any adjustment of the Conversion Price in subsection (a).

          iv. In case the Company shall pay or make a dividend or other distribution on its Common Stock exclusively in cash (excluding any quarterly cash dividend on Common Stock to the extent that the aggregate cash dividend per share of Common Stock in any quarter does not exceed the greater of (i) the amount per share of Common Stock of the next preceding quarterly dividend on Common Stock to the extent such preceding quarterly dividend did not require an adjustment of the Conversion Price pursuant to this subsection (d) (as adjusted to reflect subdivisions or combinations of Common Stock), and (ii) 3.75% of the current market price per share determined as provided in subsection (g), and excluding any dividend or distribution in connection with the liquidation, dissolution or winding-up of the Company), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subsection (d) by a fraction of which the numerator shall be the current market price per share (determined as provided in subsection (g)) of the Common Stock on the date fixed for the payment of such distribution less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock (determined as provided in subsection (g)), such reduction to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the current market price per share (as defined in subsection
(g)) of the Common Stock on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of shares of Convertible Debentures shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted each Convertible Debenture immediately prior to the record date for the distribution of the cash. If an adjustment is required to be made pursuant to this subsection (d) as a result of a distribution that is a quarterly dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded as provided above. If an adjustment is required to be made pursuant to this subsection (d) as a result of a distribution that is not a quarterly dividend, such adjustment shall be based upon the full amount of the distribution. In the event that no such dividend or distribution is so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such Record Date had not been fixed.

          v. In case a tender or exchange offer (other than an odd-lot offer) made by the Company or any Subsidiary of the Company for all or any portion of the Companys Common Stock shall expire and such tender or exchange offer shall involve the payment by the Company or such subsidiary of consideration per share of Common Stock having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) at the last time (the "Expiration Time" tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the Closing Price of the Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subsection
(e) by a fraction (which shall not be greater than one) of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Closing Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (i) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares" and (ii) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Closing Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become retroactively effective immediately prior to the opening of business on the day following the Expiration Time.

          vi. In case a tender or exchange offer made by a Person other than the Company or any Subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer shall involve the payment by a Person other than the Company or any Subsidiary of the Company of consideration per share of Common Stock having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) at the applicable Expiration Time that exceeds the Closing Price of the Common Stock on the Trading Day next succeeding the applicable Expiration Time in which as of the closing date of the offer the Board of Directors of the Company is not recommending rejection of the offer, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subsection (f) by a fraction (which shall not be greater than one) of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Closing Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (i) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares" and, (ii) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Closing Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become retroactively effective immediately prior to the opening of business on the day following the Expiration Time; provided, however, that the reduction of the Conversion Price contemplated by this subsection (f) will only be made if the tender offer or exchange offer is made for an amount which increases that Persons ownership of Common Stock to more than 25% of the total shares of Common Stock outstanding and provided, further, that the reduction of the Conversion Price contemplated by this subsection (f) will not be made if as of the close of the offer, the offering documents with respect to such offer disclose a plan or an intention to cause the Company to engage in a consolidation or merger of the Company or a sale of all or substantially all of the assets of the Company.

          vii. For the purpose of any computation under subsection (b), (c) or
(d), the current market price per share of Common Stock on any date in question shall be deemed to be the average of the daily Closing Prices for the ten Trading Day period ending on the earlier of the day in question and, if applicable, the day before the ex date with respect to the issuance or distribution requiring such computation; provided, however, that if more than one event occurs that would require an adjustment pursuant to subsections (a) through (f), inclusive, the Board of Directors may make such adjustments to the Closing Prices during such ten Trading Day period as it deems appropriate to effectuate the intent of the adjustments in this Section 6.3, in which case any such determination by the Board of Directors shall be set forth in a Board Resolution and shall be conclusive. For purposes of this paragraph, the term ex date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the New York Stock Exchange or on such successor securities exchange as the Common Stock may be listed or in the relevant market from which the Closing Prices were obtained without the right to receive such issuance or distribution, and (2) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such securities exchange or in such market after the Expiration Time of such offer.

          viii. The Company may make such reductions in the Conversion Price, in addition to those required by subsections (a) through (f), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. The Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least twenty (20) days, the reduction is irrevocable during the period, and the Board of Directors shall have made a determination that such reduction would be in the best interest of the Company, which determination shall be conclusive. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to Holders of record of the Convertible Debentures a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period it will be in effect.

          ix. No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price; provided, however, that any adjustments which by reason of this subsection (i) are not required to be made shall be carried forward and taken into account in determining whether any subsequent adjustment shall be required.

          x. If any action would require adjustment of the Conversion Price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to the Holder ofConvertible Debentures.

SECTION 6.4.               Merger, Consolidation or Sale of Assets

          i. In the event that the Company shall be a party to any transaction (including without limitation (i) any recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), (ii) any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), (iii) any sale or transfer of all or substantially all of the assets of the Company or (iv) any compulsory share exchange) pursuant to which either shares of Common Stock shall be converted into the right to receive other securities, cash or other property, or, in the case of a sale or transfer of all or substantially all of the assets of the Company, the holders of Common Stock shall be entitled to receive other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the Holder of each Convertible Debenture then outstanding shall have the right thereafter to convert such Convertible Debenture only into:

                  (1) in the case of any such transaction that does not constitute a Common Stock Fundamental Change and subject to funds being legally available for such purpose under applicable law at the time of such conversion, the kind and amount of the securities, cash or other property that would have been receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock issuable upon conversion of such Convertible Debenture immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange, after giving effect, in the case of any Non-Stock Fundamental Change, to any adjustment in the Conversion Price in accordance with clause (i) of subsection (c) of this Section 6.4; and

                  (2) in the case of any such transaction that constitutes a Common Stock Fundamental Change, common stock of the kind received by holders of Common Stock as a result of such Common Stock Fundamental Change in an amount determined in accordance with clause (ii) of subsection (c) of this Section 6.4.

          ii. The company or the Person formed by such consolidation or resulting from such merger or which acquired such assets or which acquires the Companys shares, as the case may be, shall make provision in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article VI. The above provisions shall similarly apply to successive transactions of the foregoing type.

          iii. Notwithstanding any other provision of this Section 6.4 to the contrary, if any Fundamental Change occurs, then the Conversion Price in effect will be adjusted immediately after such Fundamental Change as follows:

                  (1) in the case of a Non-Stock Fundamental Change, the Conversion Price of the Convertible Debentures immediately following such Non-Stock Fundamental Change shall be the lower of (A) the Conversion Price in effect immediately prior to such Non- Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to Section 6.3, and (B) the product of
         (1) the greater of the Applicable Price and the then applicable Reference Market Price and (2) a fraction, the numerator of which is $50 and the denominator of which is (x) the amount of the Optional Redemption Price set forth in Section 3.2 for $50 in principal amount of Convertible Debentures if the redemption date were the date of such Non-Stock Fundamental Change (or, for the twelve-month periods commencing December 18, 1996, December 18, 1997 and
          December 18, 1998, the product of 105.750%, 105.175% and 104.600%, respectively, times $50) plus (y) any then-accrued and unpaid interest on $50 principal amount of Convertible Debentures; and

                  (2) in the case of a Common Stock Fundamental Change, the Conversion Price of the Convertible Debentures immediately following such Common Stock Fundamental Change shall be the Conversion Price in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to
         Section 6.3, multiplied by a fraction, the numerator of which is the Purchaser Stock Price and the denominator of which is the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of Common Stock is common stock of the successor, acquiror or other third party (and cash, if any, paid with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of the Common Stock shall have been exchanged for, converted into or acquired for, common stock of the successor, acquiror or other third party (and any cash with respect to fractional interests), the Conversion Price of the Convertible Debentures immediately following such Common Stock Fundamental Change shall be the Conversion Price in effect immediately prior to such Common Stock Fundamental Change multiplied by a fraction, the numerator of which is one (1) and the denominator of which is the number of shares of common stock of the successor, acquiror or other third party received by a holder of one share of Common Stock as a result of such Common Stock Fundamental Change.

SECTION 6.5.               Notice of Adjustments of Conversion Price

         Whenever the Conversion Price is adjusted as herein provided:

          i. the Company shall compute the adjusted Conversion Price and shall prepare a certificate signed by the Chief Financial Officer or the Treasurer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Trustee and the transfer agent for the Convertible Preferred Securities and the Convertible Debentures; and

          ii. a notice stating the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall as soon as practicable be mailed by the Company to all record holders of Convertible Preferred Securities and the Convertible Debentures at their last addresses as they appear upon the transfer books of the Company and the Trust.

SECTION 6.6.               Prior Notice of Certain Events

         In case:

          i. the Company shall (i) declare any dividend (or any other distribution) on its Common Stock, other than (A) a dividend payable in shares of Common Stock or (B) a dividend payable in cash that would not require an adjustment pursuant to Section 6.3(c) or (d) or (ii) authorize a tender or exchange offer that would require an adjustment pursuant to Section 6.3(e);

          ii. the Company shall authorize the granting to all holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or series or of any other rights or warrants;

          iii. of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company shall be required, or of the sale or transfer of all or substantially all of the assets of the Company or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

          iv. of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall (i) if any Convertible Preferred Securities are outstanding, cause to be filed with the transfer agent for the Convertible Preferred Securities, and shall cause to be mailed to the holders of record of the Convertible Preferred Securities, at their last addresses as they shall appear upon the stock transfer books of the Trust or (ii) shall cause to be mailed to all Holders at their last addresses as they shall appear in the Security Register, at least 15 days prior to the applicable record or effective date hereinafter specified, a notice stating (A) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice). If at any time the Trustee shall not be the Conversion Agent, a copy of such notice shall also forthwith be filed by the Company with the Trustee.

SECTION 6.7.               Certain Additional Rights

         In case the Company shall, by dividend or otherwise, declare or make a distribution on the Common Stock referred to in Section 6.3(c) or 6.3(d) (including, without limitation, dividends or distributions referred to in the last sentence of Section 6.3(e)), the Holder of the Convertible Debentures, upon the conversion thereof subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the Conversion Price adjustment in respect of such distribution, shall also be entitled to receive for each share of Common Stock into which the Convertible Debentures are converted, the portion of the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock; provided, however, that, at the election of the Company (whose election shall be evidenced by a resolution of the Board of Directors) with respect to all Holders so converting, the Company may, in lieu of distributing to such Holder any portion of such distribution not consisting of cash or securities of the Company, pay such Holder an amount in cash equal to the fair market value thereof (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors). If any conversion of Convertible Debentures described in the immediately preceding sentence occurs prior to the payment date for a distribution to holders of Common Stock which the Holder of Convertible Debentures so converted is entitled to receive in accordance with the immediately preceding sentence, the Company may elect (such election to be evidenced by a resolution of the Board of Directors) to distribute to such Holder a due bill for the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets to which such Holder is so entitled, provided, that such due bill (a) meets any applicable requirements of the principal national securities exchange or other market on which the Common Stock is then traded and (b) requires payment or delivery of such shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets no later than the date of payment or delivery thereof to holders of shares of Common Stock receiving such distribution.


SECTION 6.8. Trustee Not Responsible for Determining Conversion Price or Adjustments

         Neither the Trustee nor any Conversion Agent shall at any time be under any duty or responsibility to any Holder of any Convertible Debenture to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or whether this Supplemental Indenture need be entered into. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any securities or property, which may at any time be issued or delivered upon the conversion of any Convertible Debenture; and neither the Trustee nor any Conversion Agent makes any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property upon the surrender of any Convertible Debenture for the purpose of conversion. All Convertible Debentures delivered for conversion shall be delivered to the Trustee to be cancelled by or at the discretion of the Trustee, which shall dispose of the same as provided in
Section 2.10 of the Indenture.

SECTION 6.9.               Reservation of Shares of Common Stock

         The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock or treasury shares, for the purpose of effecting the conversion of Convertible Debentures, the full number of shares of Common Stock of the Company then issuable upon the conversion of all outstanding Convertible Debentures of any series that has conversion rights.

SECTION 6.10.              Payment of Certain Taxes upon Conversion

          The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of its Common Stock on conversion of Convertible Debentures pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of its Common Stock in a name other than that of the Holder of the Convertible Debenture or Convertible Debentures to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

SECTION 6.11.              Nonassessability

          The Company covenants that all shares of Common Stock which may be issued upon conversion of Convertible Debentures will upon issue in accordance with the terms hereof be duly and validly issued and fully paid and nonassessable.

                                   ARTICLE 7.

                    ORIGINAL ISSUE OF CONVERTIBLE DEBENTURES

SECTION 7.1.               Original Issue of Convertible Debentures

          Convertible Debentures in the aggregate principal amount of up to $309,000,000 may, upon execution of this Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and make available for delivery said Convertible Debentures to or upon the written order of the Company, signed by its Chairman, its Vice Chairman, its Executive Vice President, its President, or any Vice President and its Treasurer, an Assistant Treasurer, Secretary or any Assistant Secretary, without any further action by the Company.

                                   ARTICLE 8.

                     SUBORDINATION OF CONVERTIBLE DEBENTURES

SECTION 8.1.               Convertible Debentures Subordinate to Senior
                           Indebtedness

          The Company covenants and agrees, and each Holder of a Convertible Debenture, by the Holders acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the indebtedness represented by the Convertible Debentures and the payment of the principal of (and premium, if any) and interest on each and all of the Convertible Debentures are hereby expressly made subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding at the date of this Supplemental Indenture or thereafter incurred. No provision of this Article shall prevent the occurrence of any default or Event of Default hereunder.

SECTION 8.2.               Payment Over of Proceeds upon Dissolution, Etc.

          Upon any payment by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Senior Indebtedness of the Company shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made by the Company on account of the principal (and premium, if any) or interest on the Convertible Debentures; and upon any such dissolution or winding-up or liquidation or reorganization, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Convertible Debentures or the Trustee would be entitled to receive from the Company, except for the provisions of this Article, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, or by the Holders of the Convertible Debentures or by the Trustee under the Indenture if received by them or it, directly to the holders of Senior Indebtedness of the Company (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay such Senior Indebtedness in full, in money or moneys worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders of the Convertible Debentures or to the Trustee.

          In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee before all Senior Indebtedness of the Company is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, and their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness of the Company, as the case may be, remaining unpaid to the extent necessary to pay such Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness.

          For purposes of this Article only, the words cash, property or securities shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which are subordinated in right of payment to all Senior Indebtedness which may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Convertible Debentures are so subordinated as provided in this Article. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article IX of the Indenture shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article IX of the Indenture.

SECTION 8.3. Prior Payment to Senior Indebtedness upon Acceleration of Convertible Debentures

          In the event that any Convertible Debentures are declared due and payable before their Stated Maturity, then and in such event the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness or provision shall be made for such payment in cash, before the Holders of the Convertible Debentures are entitled to receive any payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Convertible Debentures) by the Company on account of the principal of (or premium, if any) or interest on the Convertible Debentures or on account of the purchase or other acquisition of Convertible Debentures.

          In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Convertible Debenture prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.

          The provisions of this Section shall not apply to any payment with respect to which Section 6.2 would be applicable.

SECTION 8.4.               No Payment When Senior Indebtedness in Default

          In the event and during the continuation of any default by the Company in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness of the Company, as the case may be, beyond any applicable grace period with respect thereto, or in the event that the maturity of any Senior Indebtedness of the Company, as the case may be, has been accelerated because of a default, then, in any such case, no payment shall be made by the Company with respect to the principal (including redemption and sinking fund payments) of, or premium, if any, or interest on the Convertible Debentures until such default is cured or waived or ceases to exist or any such acceleration or demand for payment has been rescinded.

 SECTION 8.5.              Payment Permitted in Certain Situations

          Nothing contained in this Article or elsewhere in this Indenture or in any of the Convertible Debentures shall prevent (a) the Company, at any time except during the pendency of any dissolution, winding-up, liquidation or reorganization of the Company, whether voluntary or involuntary or any bankruptcy, insolvency, receivership or other proceedings of the Company referred to in Section 8.2 or under the conditions described in Section 8.3 or 8.4, from making payments at any time of principal of or premium, if any, or interest on the Convertible Debentures, or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the principal of, or premium, if any, or interest on the Convertible Debentures or the retention of such payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this Article.

SECTION 8.6.               Subrogation to Rights of Holders of Senior
                           Indebtedness

          Subject to the payment in full of all Senior Indebtedness or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, the rights of the Holders of Convertible Debentures shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article (equally and ratably with the holders of indebtedness of the Company which by its express terms is subordinated to indebtedness of the Company to substantially the same extent as the Convertible Debentures are subordinated to the Senior Indebtedness and is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Convertible Debentures shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of Convertible Debentures or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to or for the benefit of the holders of Senior Indebtedness by Holders of Convertible Debentures or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of Convertible Debentures, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

SECTION 8.7.               Provisions Solely to Define Relative Rights

          The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of Convertible Debentures on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Convertible Debentures is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of Convertible Debentures, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article of the holders of Senior Indebtedness, is intended to rank equally with all other general obligations of the Company), to pay to the Holders of Convertible Debentures the principal of (and premium, if any) and interest on the Convertible Debentures as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of Convertible Debentures and creditors of the Company, as the case may be, other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Convertible Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

SECTION 8.8.               Trustee to Effectuate Subordination

          Each Holder of a Convertible Debenture by such Holders acceptance thereof authorizes and directs the Trustee on such Holders behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee such Holders attorney-in-fact for any and all such purposes.

SECTION 8.9.               No Waiver of Subordination Provisions

          No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Convertible Debentures, without incurring responsibility to the Holders of Convertible Debentures and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of Convertible Debentures to the holders of Senior Indebtedness do any one or more of the following (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 8.10.              Notice to Trustee

          The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Convertible Debentures pursuant to the provisions of this Article. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Convertible Debentures pursuant to the provisions of this Article, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company or a holder or holders of Senior Indebtedness or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.2 of the Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall have not received the notice provided for in this Section at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Convertible Debentures, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

          Subject to the provisions of Section 6.2 of the Indenture, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 8.11.              Reliance on Judicial Order or Certificate of
                           Liquidating Agent

          Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 6.2 of the Indenture, and the Holders of Convertible Debentures shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Convertible Debentures, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, as the case may be, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.


SECTION 8.12.              Trustee Not Fiduciary for Holders of Senior
                           Indebtedness

          With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into the Indenture against the Trustee. Except with respect to Section 8.4, the Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders or creditors if it shall in good faith pay over or distribute to Holders of Convertible Debentures or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

SECTION 8.13.              Rights of Trustee as Holder of Senior
                           Indebtedness; Preservation of  Trustees Rights

          The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

          Nothing in this Article VIII shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.7 of the Indenture.

SECTION 8.14.              Article Applicable to Paying Agents

          In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term Trustee as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this
Article in addition to or in place of the Trustee; provided, however, that
Section 8.13 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

SECTION 8.15.              Certain Conversions Deemed Payment

          For purposes of this Article only, (a) the issuance and delivery of junior securities (or cash paid in lieu of fractional shares) upon conversion of Convertible Debentures in accordance with Article VI, or pursuant to the terms set forth in an Officers Certificate shall not be deemed to constitute a payment or distribution on account of the principal of or premium or interest on Convertible Debentures or on account of the purchase or other acquisition of Convertible Debentures, and (b) the payment, issuance or delivery of cash, property or securities (other than junior securities and cash paid in lieu of fractional shares) upon conversion of a Convertible Debenture shall be deemed to constitute payment on account of the principal of such Convertible Debenture. For the purposes of this Section, the term junior securities means (i) shares of any stock of any class of the Company and (ii) securities of the Company which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Convertible Debentures are so subordinated as provided in this Article. Nothing contained in this Article or elsewhere in the Indenture or this Supplemental Indenture or in the Convertible Debentures is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of Convertible Debentures, the right, which is absolute and unconditional, of the Holder of any Convertible Debenture to convert such Convertible Debenture in accordance with Article VI.

                                   ARTICLE 9.

                                  MISCELLANEOUS

SECTION 9.1. Conflict of Any Provision of Indenture with Trust Indenture Act of 1939

          If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision included in this Supplemental Indenture or in the Indenture which is required to be included herein or therein by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, as amended, such required provision shall control.

SECTION 9.2.               New York Law to Govern

          THIS SUPPLEMENTAL INDENTURE AND THE CONVERTIBLE DEBENTURES SHALL BE DEEMED TO BE CONTRACTS MADE AND TO BE PERFORMED ENTIRELY IN THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SAID STATE.

SECTION 9.3.               Counterparts

          This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 9.4.               Effect of Headings

          The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 9.5.               Severability of Provisions

          In case any provision in this Supplemental Indenture or in the Convertible Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 9.6.               Successors and Assigns

          All covenants and agreements in this Supplemental Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their respective successors and assigns, whether so expressed or not.

SECTION 9.7.               Benefit of Supplemental Indenture

          Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent and their successors hereunder, and the Holders of the Convertible Debentures, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

SECTION 9.8.               Acceptance by Trustee

          The Trustee accepts the amendments to the Indenture effected by this Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company and except as provided in the Indenture the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Supplemental Indenture and the Trustee makes no representation with respect thereto.

SECTION 9.9.           Ratification of Indenture; Supplemental
                       Indenture Controls; Scope of  Supplemental Indenture

          i. The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this Supplemental Indenture shall, subject to
Section 9.1 hereof, supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.

          ii. The changes, modifications and supplements to the Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Convertible Debentures, and shall not apply to any other Securities which may be issued under the Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.



                                   TOSCO CORPORATION


                                   By: /S/ JEFFERSON F. ALLEN
                                     Name:  Jefferson F. Allen
                                     Title: Executive Vice
                                              President and
                                              Chief Financial
                                              Officer

                                            STATE STREET BANK
                                             AND TRUST COMPANY,
                                            as Trustee


                                   By: /S/ WILKES MCCLAVE, III
                                     Name:  Wilkes McClave, III
                                     Title: Senior Vice
                                             President and
                                             Secretary